



2Q 2015 Earnings Conference Call

July 30, 2015





NYSE: CW

Safe Harbor Statement

Please note that the information provided in this presentation is accurate as of the date of the original presentation. The presentation will remain posted on this web site from one to twelve months following the initial presentation, but content will not be updated to reflect new information that may become available after the original presentation posting. The presentation contains forward-looking statements including, among other things, management's estimates of future performance, revenue and earnings, our management's growth objectives and our management's ability to produce consistent operating improvements. These forward-looking statements are based on expectations as of the time the statements were made only, and are subject to a number of risks and uncertainties which could cause us to fail to achieve our then-current financial projections and other expectations. We undertake no duty to update this information. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.

Overview of Second Quarter 2015 Results

- **Diluted EPS of $0.83, ahead of expectations**
- **Net Sales decreased 4% (Down 2% organic)**
- **Operating Income decreased 9%**
- **2Q Operating Margin down 70 bps to 12.0%**
  - Impacts of AP1000 program costs in Power segment
  - Offset by: Solid organic growth in Defense segment
- **YTD Operating Margin up 70 bps to 12.7%**
  - Benefits of ongoing margin improvement initiatives
- **Share repurchases totaling $50 million**

Notes:
For the purposes of this presentation, Organic excludes the impact of foreign currency translation and acquisitions.
All figures presented on a continuing operations basis.

CURTISS-WRIGHT

2Q 2015 End Market Sales



General Industrial 28%
Commercial Aero 18%
Power Generation 17%
Aero & Ground Defense 18%
Naval Defense 19%

2Q'15 Results:

- Defense Markets +9%; organic +11%
- Commercial Markets (11%); organic (8%)

Key Drivers:

- Strong sales in international ground and domestic aerospace defense
- Lower AP1000 program revenues
- Declines in U.S. aftermarket power generation
- Decreased international sales on oil & gas projects
- Unfavorable FX impact

Notes:
Percentages in chart relate to Second Quarter 2015 sales.
All figures presented on a continuing operations basis.

2Q / YTD 2015 Operating Income / Margin Drivers

($ in millions)	2Q'15	2Q'14	Change vs. 2014	YTD'15	YTD'14	Change vs. 2014
Commercial/ Industrial	$45.3	$45.8	(1%)	$88.5	$84.2	5%
Margin	14.9%	14.6%	+30 bps	14.7%	13.7%	+100 bps
Defense	24.4	18.0	35%	42.4	33.8	26%
Margin	20.4%	15.2%	+520 bps	18.2%	14.6%	+360 bps
Power	1.4	14.9	(90%)	21.0	29.1	(28%)
Margin	1.2%	10.9%	(970 bps)	8.2%	10.9%	(270 bps)
Total Segments	**$71.1**	**$78.6**	**(10%)**	**$151.9**	**$147.2**	**3%**
Total CW	**$65.4**	**$72.2**	**(9%)**	**$138.3**	**$133.2**	**4%**
Margin	**12.0%**	**12.7%**	**(70 bps)**	**12.7%**	**12.0%**	**70 bps**

Notes:
All figures presented on a continuing operations basis.

2015E End Market Sales Outlook (Guidance as of July 29, 2015)

	FY2015E (Prior)	FY2015E (Current)	% of Total Sales
Aero Defense	(2) - 2%	2 - 6%	13%
Ground Defense	26 - 30%	13 - 17%	4%
Naval Defense	(2) - 2%	No change	17%
Total Defense Including Other Defense	**2 - 4%**	**No change**	**34%**
Commercial Aero	(2) - 2%	No change	19%
Power Generation	(2) - 2%	No change	19%
General Industrial	5 - 9%	0 - 4%	28%
Total Commercial	**2 - 4%**	**0 - 2%**	**66%**
Total Curtiss-Wright	**2 - 4%**	**1 - 3%**	

* All figures presented on a continuing operations basis.

2015E End Market Sales Waterfall (Guidance as of July 29, 2015)

($ Millions)

Total CW End Markets
$2,250 - 2,300

- **Commercial Markets** 66%
  - **Power Gen** 19%
    - Aftermarket 67%
    - New Build 17%
    - Non-Nuclear 16%
  - **Comm. Aero** 19%
  - **Gen. Industrial** 28%
    - Industrial Valves 32%
    - Industrial Vehicles 32%
    - Surface Tech services 19%
    - Sensors and Controls 17%
- **Defense Markets** 34%
  - Naval 17%
  - Aerospace 13%
  - Ground 4%

2015E Financial Outlook (Guidance as of July 29, 2015)

($ in millions)	FY2015E (Prior)	FY2015E (Current)	Growth % vs 2014
Total Sales	**$2,280 - 2,330**	**$2,250 - 2,300**	**1 - 3%**
Commercial / Industrial	$1,265 - 1,285	$1,235 - 1,255	1 - 2%
Defense	$500 - 515	No change	2 - 5%
Power	$515 - 530	No change	(2) - 1%
Total Operating Income **CW Margin**	**$303 - 312** **13.3% - 13.4%**	**$301 - 309** **13.3% - 13.4%**	**7 - 10%** **70 - 80 bps**
Commercial / Industrial Margin	$188 - 191 14.8% - 14.9%	$185 - 188 14.9% - 15.0%	3 - 5%
Defense Margin	$90 - 93 18.0% - 18.1%	No change	9 - 13%
Power Margin	$59 - 61 11.4% - 11.5%	No change	14 - 18%
Corporate and Other	($33)	No change	-

* All figures presented on a continuing operations basis.

CURTISS-WRIGHT

2015E Financial Outlook (Guidance as of July 29, 2015)

	FY2015E (Prior)	FY2015E (Current)
Interest Expense	$37 - 38M	$36 - 37M
Effective Tax Rate	~ 32%	31.5% - 31.75%
Diluted EPS	**$3.80 - 3.90**	**No change**
Free Cash Flow (1)	**$100 - 120M**	**No change**
Adjusted Free Cash Flow (2)	**$245 - 265M**	**No change**
Free Cash Flow Conversion(3)	55 - 64%	No change
Adjusted Free Cash Flow Conversion(4)	135 - 142%	No change

(1) Free Cash Flow is defined as cash flow from operations less capital expenditures

(2) Adjusted Free Cash Flow excludes:

- Contributions to the Company's corporate defined benefit pension plan of $145 million in 2015.

(3) Free Cash Flow Conversion is calculated as free cash flow from operations divided by earnings from continuing operations.

(4) Adjusted Free Cash Flow Conversion is calculated as adjusted free cash flow divided by earnings from continuing operations.

CURTISS-WRIGHT

Strategic Margin Drivers

- **Operational and productivity improvement initiatives**
  - Operational Excellence (Lean, Supply Chain Management)
  - Low Cost Economies
  - Segment Focus
  - Shared Services
  - Consolidation Programs
- **Aided by steady organic sales growth**
- **75th Percentile: 14.2% Operating Margin**

Advancing to Top Quartile Performance

Balanced Capital Allocation


Return of Capital
Operational Requirements
Acquisitions

- **Committed to steady return of capital to shareholders**
  - ~$100M in 1H'15 share repurchases
  - Greater than $200 million in total share repurchases expected in 2015
- **Utilize free cash flow for bolt-on acquisitions**
- **Internal investment driving sustained growth**

Outlook for 2015 and Closing Comments

- Expect improved 2H'15 sales and operating income to drive strong, double-digit growth in diluted EPS
  - Aided by steady share repurchases
- On track for solid operating margin expansion
  - Driven by operational improvement and cost reduction initiatives
  - Long-term Operating Margin objective: Upper Quartile
- Solid free cash flow expectations driven by improved working capital management

Focused on Increasing Shareholder Value